UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A)

OF THE SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TALLGRASS ENERGY, LP

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4200 W. 115TH STREET, SUITE 350, LEAWOOD, KANSAS 66211

ADDITIONAL INFORMATION REGARDING THE SPECIAL MEETING OF

SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 16, 2020

The following Notice of Change of Location (this “Notice”) supplements and relates to the original Notice of Special Meeting and Proxy Statement (the “Proxy Statement”) of Tallgrass Energy, LP, a Delaware limited partnership (“TGE”), dated March 12, 2020, furnished to the holders (the “TGE Shareholders”) of Class A shares representing limited partner interests and Class B shares representing limited partner interests of TGE in connection with the solicitation of proxies for the special meeting (the “Special Meeting”) of the TGE Shareholders to be held on April 16, 2020. This Notice is being filed with the Securities and Exchange Commission to provide notice of a change of location of the Special Meeting and is being made available to the TGE Shareholders on or about March 30, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 16, 2020

To the Shareholders of Tallgrass Energy, LP:

Due to the emerging public health impact of the coronavirus (COVID-19) pandemic and out of concern for the health and well-being of our employees and shareholders, NOTICE IS HEREBY GIVEN that the location of the special meeting (the “Special Meeting”) of the holders (the “TGE Shareholders”) of Class A shares representing limited partner interests of TGE and Class B shares representing limited partner interests of TGE (“TGE Shares”), has been changed. In light of public health concerns, the Special Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Special Meeting in person. However, this change in location does not impact the ability of TGE Shareholders to vote in advance of the Special Meeting by one of the methods described in the Proxy Statement.

The Special Meeting will be held on Thursday, April 16, 2020 at 9:00 a.m., Central Time, as previously announced.

As described in the Notice of Special Meeting and Proxy Statement of TGE (the “Proxy Statement”), dated March 12, 2020, furnished to the TGE Shareholders in connection with the solicitation of proxies for the Special Meeting, you are entitled to notice of and to vote at the Special Meeting if you were a TGE Shareholder of record as of the close of business on March 12, 2020, the record date for the Special Meeting.

To participate in the Special Meeting, go to www.virtualshareholdermeeting.com/TGE2020 in a web browser. The means by which you vote at and participate in the meeting will vary depending on whether you hold your TGE Shares in your own name as a record holder, or your TGE Shares are held in “street name” by your bank, broker or other nominee.

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If you hold TGE Shares in your own name, you should elect to enter the Special Meeting website through the “Guest Login” by entering your name and email address. You may vote your shares during the meeting by going to www.voteproxy.com and following the on-screen instructions and the instructions on your proxy card, which you previously received, or by calling toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and following the instructions. Please have your proxy card, which you previously received, available when you access www.voteproxy.com or call. You may participate in the Special Meeting by following the instructions on the guest portal webpage of the Special Meeting website.

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If your shares are held in “street name” by your bank, broker or other nominee, you should elect to enter the Special Meeting website through the “Shareholder Login” by entering the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Special Meeting and otherwise participate in the Special Meeting by following the prompts and instructions available on the Special Meeting website.

Whether or not you plan to attend the Special Meeting, we urge you to vote and submit your proxy in advance of the Special Meeting by one of the methods described in the Proxy Statement. The proxy card or voting instruction form included with the Proxy Statement previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Special Meeting.

By order of the Conflicts Committee of the Board of Directors of Tallgrass Energy GP, LLC, as the general partner of Tallgrass Energy, LP.

William R. Moler

Chief Executive Officer

Tallgrass Energy GP, LLC

March 30, 2020

The Special Meeting on April 16, 2020 at 9:00 a.m. Central Time will be accessible at www.virtualshareholdermeeting.com/TGE2020. The Proxy Statement and TGE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 can be accessed on TGE’s website, www.tallgrassenergy.com, by selecting “Investors,” then selecting “SEC Filings,” and then selecting “Documents,” or by contacting TGE’s Investor Relations Department at 1-913-928-6012. TGE’s SEC filings are also available on the SEC’s website at http://www.sec.gov.